Exhibit 10.2

Promissory Note

FOR VALUE RECEIVED, Rapid Line Inc. of Gieldowa 4а, Warsaw 01-211, Poland, (“Borrower”), promises to pay to Globalz LLC of U Hranic 3419, Prague, Czech Republic 10 000 (“Lender”), seven thousand US Dollars ($7,000) (“Owed Money”) in principal, plus interest at a rate of 10% (“Interest”) annually on the unpaid balance as set forth herein.

1. PAYMENT TERMS: The Borrower shall pay a lump sum with accrued and unpaid interest and all other charges, costs and expenses before January 15, 2025.

2. TERM : The term of this Loan begins from January 15, 2022 and ends at on January 15, 2025.

3. SECURITY (Pick Only One):

☒ This Note is Unsecured.

☐ This Note is Secured by a trust deed on Borrower’s Property described as ___________________________ hereinafter known as the “Security”, which shall transfer to the possession and ownership of the Lender IMMEDIATELY pursuant to Section 6A of this Note. The Security may not be sold or transferred without the Lender’s consent until the Due Date. If Borrower breaches this provision, Lender may declare all sums due under this Note immediately due and payable, unless prohibited by applicable law. The Lender shall have the sole-option to accept the Security as full- payment for the Owed Money without further liabilities or obligations. If the market value of the Security does not exceed the Owed Money, the Borrower shall remain liable for the balance due while accruing interest at the maximum rate allowed by law.

4. PREPAYMENT: Borrower may prepay the loan, with Interest, without any penalty.

5. ALLOCATION OF PAYMENTS : Payments shall be first credited any late fees due, then to interest due and any remainder will be credited to principal.

6. ACCELERATION : Lender may require Borrower to pay the entire balance of the unpaid principal and accrued interest immediately if the Borrower is more than 30 days late in making a payment.

7. ATTORNEYS’ FEES AND COSTS : If the Lender prevails in any action to collect on this note, Borrower shall pay Lender’s reasonable costs and attorneys’ fees.

8. STATE LAW : This note shall be governed in accordance with the laws of the State of Wyoming.

9. MODIFICATIONS : Any modifications of or amendments to the terms herein shall be made in writing by all of the parties hereto.

10. NOTICE : Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be made to the parties at the addresses listed below.

SIGNATURES

This agreement was signed on the January 15, 2022 by the following: